                                                                    EXHIBIT 11
                      ARMCO INC. AND CONSOLIDATED SUBSIDIARIES
                       COMPUTATION OF INCOME (LOSS) PER SHARE
                  (Dollars in Millions, Except Per Share Amounts)

                                                Year Ended December 31
                                   -------------------------------------------
                                    1995     1994     1993     1992     1991
                                   ------   ------   ------   ------   ------
I. PRIMARY
   Income (loss) from continuing
     operations.................. $  23.5  $  65.8  $(247.5) $(402.2) $(147.2)
   Less:  preferred dividends....    17.9     17.8     17.8     10.3      8.1
                                  -------- -------- -------- -------- --------
   Income (loss) from continuing
     operations after preferred
     dividends................... $   5.6  $  48.0  $(265.3) $(412.5) $(155.3)
                                  ======== ======== ======== ======== ========
   Income (loss) before extra-
     ordinary items and cumulative
     effect of changes in accoun-
     ting principles............. $  29.8  $  77.7  $(327.0) $(421.5) $(336.5)
   Less:  preferred dividends....    17.9     17.8     17.8     10.3      8.1
                                  -------- -------- -------- -------- --------
   Income (loss) before extra-
     ordinary items and cumulative
     effect of changes in accoun-
     ting principles after
     preferred dividends......... $  11.9  $  59.9  $(344.8) $(431.8) $(344.6)
                                  ======== ======== ======== ======== ========
   Income (loss) before extra-
     ordinary items and cumulative
     effect of changes in accoun-
     ting principles...... ...... $  29.8  $  77.7  $(327.0) $(421.5) $(336.5)
       Loss on extraordinary items    --       --      (7.3)    (8.4)     --
       Cumulative effect of changes
       in accounting principles..     --       --    (307.5)     --       --
                                  -------- -------- -------- -------- --------
   Net income (loss)............. $  29.8  $  77.7  $(641.8) $(429.9) $(336.5)
     Less preferred dividends....    17.9     17.8     17.8     10.3      8.1
                                  -------- -------- -------- -------- --------
     Net income (loss) after
     preferred dividends......... $  11.9  $  59.9  $(659.6) $(440.2) $(344.6)
                                  ======== ======== ======== ======== ========
   Weighted average number of
     common shares                  106.0	   104.6    103.8     98.8     88.5
   Weighted average number of
     common equivalent shares (A)     --       0.1      *        *        *
                                  -------- -------- -------- -------- --------
   Total shares for computation     106.0    104.7    103.8     98.8     88.5
                                  ======== ======== ======== ======== ========
   Primary income (loss) per share:
     Income (loss) from continuing
     operations.................. $  0.05  $  0.46  $ (2.56) $ (4.18) $ (1.75)
     Income (loss) before extra-
       ordinary items and
       cumulative effect of
       changes in accounting
       principles................    0.11     0.57    (3.32)   (4.37)   (3.89)
     Loss on extraordinary items.     --       --     (0.07)   (0.08)     --
     Cumulative effect of changes
       in accounting principles..     --       --     (2.96)    --        --
     Net income (loss)...........    0.11     0.57    (6.35)   (4.45)   (3.89)

                                                                    EXHIBIT 11
                    ARMCO INC. AND CONSOLIDATED SUBSIDIARIES
               COMPUTATION OF INCOME (LOSS) PER SHARE (Continued)
                 (Dollars in Millions, Except Per Share Amounts)

                                                Year Ended December 31
                                   -------------------------------------------
                                    1995     1994     1993     1992     1991
                                   ------   ------   ------   ------   ------
II. FULLY DILUTED
   Income (loss) from continuing
     operations.................. $  23.5  $  65.8  $(247.5) $(402.2) $(147.2)
   Less:  preferred dividends....     --       --      17.8     10.3      8.1
                                  -------- -------- -------- -------- --------
   Income (loss) from continuing
     operations after preferred
     dividends................... $  23.5  $  65.8  $(265.3) $(412.5) $(155.3)
                                  ======== ======== ======== ======== ========
   Income (loss) before extra-
     ordinary items and cumulative
     effect of changes in accounting
     principles.................. $  29.8  $  77.7  $(327.0) $(421.5) $(336.5)
   Less:  preferred dividends....     --       --      17.8     10.3      8.1
                                  -------- -------- -------- -------- --------
   Income (loss) before extra-
     ordinary items and cumulative
     effect of changes in
     accounting principles after
     preferred dividends......... $  29.8  $  77.7  $(344.8) $(431.8) $(344.6)
                                  ======== ======== ======== ======== ========
   Income (loss) before extra-
     ordinary items and cumulative
     effect of changes in accounting
     principles.................. $  29.8  $  77.7  $(327.0) $(421.5) $(336.5)
       Loss on extraordinary items    --       --      (7.3)    (8.4)     --
       Cumulative effect of changes
       in accounting principles..     --       --    (307.5)     --       --
                                  -------- -------- -------- -------- --------
   Net income (loss)............. $  29.8  $  77.7  $(641.8) $(429.9) $(336.5)
    Less preferred dividends.....     --       --      17.8     10.3      8.1
                                  -------- -------- -------- -------- --------
     Net income (loss) after
       preferred dividends....... $  29.8  $  77.7  $(659.6) $(440.2) $(344.6)
                                  ======== ======== ======== ======== ========
   Weighted average number of
     common shares...............   106.0    104.6    103.8	    98.8     88.5
   Weighted average number of
     common equivalent shares (A)     --       0.1      *        *        *
   Weighted average number of
     preferred shares on an
     "if converted" basis........    22.7     22.7      *        *        *
                                  -------- -------- -------- -------- --------
   Total shares for computation     128.7    127.4    103.8     98.8     88.5
                                  ======== ======== ======== ======== ========
   Fully diluted income (loss)
     per share (B):
     Income (loss) from continuing
       operations................ $  0.18  $  0.52  $ (2.56) $ (4.18) $ (1.75)
     Income (loss) before extra-
       ordinary items and cumulative
       effect of changes in
       accounting principles.....    0.23     0.61    (3.32)   (4.37)   (3.89)
     Loss on extraordinary items.     --       --     (0.07)   (0.08)     --
     Cumulative effect of changes
       in accounting principles..     --       --     (2.96)     --       --
     Net income (loss)..........     0.23     0.61    (6.35)   (4.45)   (3.89)

-------------------
*  Antidilutive

NOTES:
(A) Common equivalent shares are included for dilutive stock options as if the options were exercised and the proceeds used to acquire common shares of Armco.
(B) Calculation of fully diluted income (loss) per share is submitted for 1994 in accordance with Securities Exchange Act of 1934 Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result, or is not required by footnote 2 to paragraph 13 of APB Opinion No. 15 because it results in dilution of less than 3%.
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